Exhibit 99.1

Kodiak Gas Services Announces Pricing of $750 Million Senior Unsecured Notes Offering

MONTGOMERY, Texas, January 30, 2024 — Kodiak Gas Services, Inc. (NYSE: KGS) (“Kodiak”, “we” or the “Company”) today announced that its wholly owned subsidiary, Kodiak Gas Services, LLC (the “Issuer”), priced its previously announced private offering (the “Offering”) of $750 million in aggregate principal amount of 7.250% senior unsecured notes due 2029 (the “Notes”). The Notes will have a maturity date of February 15, 2029. The Offering is expected to close on February 2, 2024, subject to customary closing conditions. The Notes will be issued at par and will be guaranteed on a senior unsecured basis by the Company, its existing subsidiaries and certain of its future U.S. subsidiaries that guarantee the Issuer’s revolving asset-based loan credit facility (the “ABL Facility”).

The Issuer intends to use the net proceeds from the Offering to repay a portion of the outstanding indebtedness under the ABL Facility and to pay related fees, costs, premiums and expenses in connection therewith and with the closing of the Company’s previously announced acquisition of CSI Compressco LP (the “CSI Acquisition”). In connection with closing of the CSI Acquisition, the Company intends, using proceeds from additional draws on the ABL Facility, to repay, terminate and/or redeem all of CSI’s existing long-term indebtedness.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state or other securities laws and may not be offered or sold within the United States, or to or for the account or benefit of any U.S. person, absent registration or an applicable exemption from registration requirements. The Notes are being offered only to persons who are either reasonably believed to be “qualified institutional buyers” under Rule 144A or who are non-“U.S. persons” under Regulation S as defined under applicable securities laws.

This news release does not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This news release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Kodiak

KGS is one of the largest contract compression services providers in the continental United States with a fleet of over 3.2 million horsepower. Kodiak focuses on providing contract compression services to oil and gas producers and midstream customers in high–volume gas gathering systems, processing facilities, multi–well gas lift applications and natural gas transmission systems.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements contained herein include statements we make regarding the closing of the Offering and the expected use of proceeds therefrom. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. A list and description of risks, uncertainties and other factors can be found in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our final prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 30, 2023 pursuant to Rule 424(b)(4) and in Part I, Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A. “Risk Factors” sections of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 and filed with the

SEC on November 9, 2023. Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

Contacts:

Kodiak Gas Services, Inc.

Graham Sones, VP of Investor Relations

ir@kodiakgas.com

(936) 755-3259

Dennard Lascar Investor Relations

Ken Dennard / Rick Black

KGS@dennardlascar.com

713-529-6600

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